Exhibit (a)(20)



                      UUNET HOLDINGS AUSTRALIA PTY LIMITED
                                 ACN 085 531 684
   Registered office: 44 Martin Place, Sydney, New South Wales 2000 Australia


               NOTICE UNDER SECTION 663(4) OF THE CORPORATIONS LAW


UUNET  Holdings  Australia  Pty  Limited  (`UUNET')  states,   pursuant  to  the
provisions of section 663(4) of the Corporations Law, that:

1. As at the date of this Notice UUNET has not declared its offers dated January 8, 1999 (Sydney time) (January 7, 1999 New York time) (`Offers') for all ordinary shares and American Depositary Shares in OzEmail Limited (ACN 066 387 157) (`OzEmail'), and each contract formed by the acceptance of any of the Offers, to be free from the conditions set out in section 14 of the Offers.

2.            The Offers  have not  become  free from the  condition  set out in section 14(i) of the Offers by the operation of section 664(2) of the Corporations Law.

3. To the knowledge of UUNET, at the time of lodgment of this notice for publication:

              (a)  with regard to the condition set out in section  14(i) of the
                   Offers:

                    (i)  that    part    of    the   condition  referred   to in
                         section 14(i) of the Offers and set out in section 1.2(i)(A) and section 1.2(i)(B) of the Offers, known as the 75% condition has been waived;

                    (ii) the  remainder  of the condition referred to in section
                         14(i) of the Offers and set out in section 1.2(i) of the Offers, known as the 90% condition has not been fulfilled;

               (b) the condition set out in section 14(ii) of the Offers has been fulfilled;

               (c) none of the conditions set out in section 14(iii) has been fulfilled, but none of the events referred to in section 14(iii) has occurred.

4. At the time of lodging this notice for publication UUNET, to its knowledge, was entitled (within the meaning of the Corporations
              Law) to approximately 88.5% of the voting shares on issue in OzEmail.


DATED     15 February 1999

SIGNED on behalf of UUNET by Leigh Robert Brown, being a director of UUNET authorised to sign this Notice by a resolution passed by the directors of UUNET.


 /s/ Leigh Robert Brown
------------------------
Leigh Robert Brown